Exhibit 11 under Form N-1A
                                      Exhibit 23 under Item 601/Reg. S-K




INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of FEDERATED MUNICIPAL
SECURITIES FUND, INC.:

     We consent to the use in Post-Effective Amendment No. 50 to Registration Statement (No. 2-57181) of Federated Municipal Securities Fund, Inc. of our report dated May 2, 1997 appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
May 28, 1997